As filed with the Securities and Exchange Commission on November 21, 2017
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement Under The Securities Act of 1933

CHF SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3841	22-2919486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Erb
Chief Executive Officer
CHF Solutions, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

COPIES TO:

Phillip D. Torrence, Esq. Meredith Ervine, Esq. Honigman Miller Schwartz and Cohn LLP 350 East Michigan Avenue, Suite 300 Kalamazoo, MI 49007 Tel: (269) 337-7700 Fax: (269) 337-7703	Michael F. Nertney Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 Tel: (212) 370-1300 Fax: (212) 401-4741

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-221010)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee(3)
Series F Convertible Preferred Stock		$3,000,000		$373.50
Common Stock issuable upon conversion of Series F Convertible Preferred Stock	$		$
Warrants to purchase common stock	$		$
Common Stock issuable on exercise of Warrants		$6,000,000		$747.00
Total		$9,000,000		$1,120.50	(3)

(1)
Represents only the additional number of shares of common stock, shares of common stock issuable upon exercise of the common warrants, and pre-funded warrants being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock and/or common warrants. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (Reg. No. 333-221010).  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Act”), the securities registered also include such indeterminate amounts and numbers of shares of common stock issuable to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Act.

(3)
The Registrant previously registered an aggregate of $48,000,000 worth of its common stock, common warrants and pre-funded warrants on a Registration Statement on Form S-1, as amended (Reg. No. 333-221010) for which filing fees of $5,976.00 were paid.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of Series F Convertible Preferred Stock, Common Stock issuable upon conversion of Series F Convertible Preferred Stock, Warrants to purchase common stock and Common Stock issuable on exercise of Warrants of CHF Solutions, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (333-221010), initially filed by CHF Solutions, Inc. with the Securities and Exchange Commission (the “Commission”) on October 18, 2017, as amended by Pre-Effective Amendment No. 1, as filed with the Commission on November 6, 2017, Pre-Effective Amendment No. 2, as filed with the Commission on November 13, 2017, Pre-Effective Amendment No. 3, as filed with the Commission on November 17, 2017, and Pre-Effective Amendment No. 4, as filed with the Commission on November 20, 2017, including all exhibits thereto, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on this 21st day of November, 2017.

CHF SOLUTIONS, INC.

By:	/s/ JOHN L. ERB
John L. Erb
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ JOHN L. ERB	Principal Executive Officer and Chairman of the Board	November 21, 2017
John L. Erb

/s/ CLAUDIA DRAYTON	Principal Financial Officer and Principal Accounting Officer	November 21, 2017
Claudia Drayton

*	Director	November 21, 2017
Steve Brandt

*	Director	November 21, 2017
Matthew Likens

*	Director	November 21, 2017
Jon W. Salveson

*	Director	November 21, 2017
Gregory Waller

*	Director	November 21, 2017
Warren Watson

* By:	/s/ JOHN L. ERB
John L. Erb Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-221010), filed by CHF Solutions, Inc. on October 18, 2017).

*	Filed herewith.
**	Previously filed.